                                   FORM 13G

                                                                    Exhibit 99.3

     Pursuant to Rule 13d-1(k)(1) each of the persons named below agrees to this joint filing of Form 13G individually and as a trustee of the W.K. Kellogg Foundation Trust and submits this exhibit as proof of its agreement with the other persons named below:

                             The Bank of New York

                              Carlos M. Gutierrez

                             William C. Richardson

                              Jonathan T. Walton